Exhibit 99.1

Orbsat Expands Global E-Commerce Presence to 190 Countries with Launch on Alibaba.com, the World’s Largest Business-to-Business E-Commerce Platform

The Company’s Global Telesat Communications Unit Approved as an Alibaba Gold Supplier as it Expands Global Sales Activities

AVENTURA, FL – July 13, 2021 – Orbsat Corp (NASDAQ: OSAT, OSATW) (“Orbsat” or “the Company”), a global provider of IoT and connectivity solutions through next-generation satellite technology, today announced that its Global Telesat Communications (GTC) unit has entered into an agreement with Alibaba.com, the B2B (Business-to-Business) e-commerce website owned and operated by Alibaba Group Holding Limited, also known as Alibaba Group (NYSE: BABA; HKEX: 9988), a Chinese multinational technology company specializing in e-commerce, retail, internet, and technology. GTC will be a Gold- Supplier on Alibaba.com, the world’s largest Business-to-Business (B2B) e-commerce website.

Alibaba.com currently has 26 million global active business partners serving customers in 190 countries in 19 different languages and receives over 340,000 product inquiries and over 20,000 RFQ’s (“Request for Quote”) daily. As a Gold Supplier, the highest level and most trusted seller category on Alibaba.com, GTC significantly expands its 24/7/365 e-commerce presence with the launch of its latest global storefront. Orbsat expects to launch its new storefront during the third quarter with an extensive range of satellite IoT and connectivity products. These will include Orbsat’s specialized satellite tracking products, some of which operate using the Company’s many ground station-based network processors, and can be used to track and monitor the location of cars, trucks, trailers, boats, containers, animals, and other remote assets. Orbsat’s full catalog of 500+ products and connectivity services should be available on Alibaba.com by the start of the first quarter of 2022.

“With our launch on Alibaba.com, the world’s largest B2B platform, we are significantly accelerating our global expansion plans, expanding, and deepening our e-commerce reach into nearly every country. This will allow us to better serve the needs of our enterprise customers across the world,” said Charles M. Fernandez, Chairman and CEO of Orbsat. “There has been explosive growth in online shopping due to the pandemic as businesses and consumers around the world embrace e-commerce. Long-term, we believe that e-commerce will be the preferred channel for businesses and consumers seeking to research and purchase our satellite IoT and connectivity products and services. We also intend to secure new integration alliances including joint commerce structures with additional connectivity partners such as those in the CubeSat space which can leverage our expanded e-commerce platforms and ground station-based infrastructure.”

About Orbsat Corp

Orbsat provides services and solutions to fulfill the rapidly growing global demand for satellite-based voice, high-speed data, tracking and IoT connectivity services. Building upon its long-term experience providing government, commercial, military and individual consumers with Mobile Satellite Services, Orbsat is positioned to capitalize on the significant opportunities being created by global investments in new and upgraded satellite networks. Orbsat’s US and European based subsidiaries, Orbital Satcom and Global Telesat Communications, have provided global satellite connectivity solutions to more than 50,000 customers located in over 165 countries across the world.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional storefronts in various geographic locations, its ability to grow and expand as intended, the Company’s expectations of worldwide growth and public infrastructure spending, ability to raise additional capital to finance the Company’s operations, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, the Company’s ability to capitalize on its partnerships as well as other similar arrangements, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for Orbsat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net